Exhibit 99.1

SYSCO CORPORATION RECEIVES REQUEST FOR ADDITIONAL

INFORMATION FROM FTC REGARDING PROPOSED US FOODS MERGER

HOUSTON, Feb. 18, 2014 — Sysco Corporation (NYSE: SYY) announced today that it received a request for additional information and documentary materials from the Federal Trade Commission (FTC) in connection with Sysco’s pending merger with US Foods. The request was issued under notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act).

Frequently referred to as a “second request,” this is a standard part of the FTC review process and was anticipated by Sysco. Sysco will continue to work closely and cooperatively with the FTC as it conducts its review of the proposed merger.

Completion of the transaction remains subject to regulatory review, including the expiration or termination of the waiting period under the HSR Act, and other customary closing conditions. Sysco’s outlook on the transaction, and the likely timing for closing in the third quarter of calendar 2014, remains unchanged.

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About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 193 distribution facilities serving approximately 425,000 customers. For Fiscal Year 2013 that ended June 29, 2013, the company generated record sales of more than $44 billion. Connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at www.twitter.com/Sysco.

Additional Information for US Foods Stockholders

In connection with the proposed transaction, Sysco currently intends to file a Registration Statement on Form S-4 that will include a consent solicitation statement of US Foods. Sysco also plans to file other relevant materials with the SEC. Stockholders of US Foods are urged to read the consent solicitation statement/prospectus contained in the Registration Statement and other relevant materials because these materials will contain important information about the proposed transaction. These materials will be made available to the stockholders of US Foods at no expense to them. The consent solicitation statement/prospectus, Registration Statement and other relevant materials, including any documents incorporated by reference therein, may be obtained free of charge at the SEC’s website at www.sec.gov or for free from Sysco at www.sysco.com/investors or by emailing investor_relations@corp.sysco.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Sysco with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Information included in this document (including information included or incorporated by reference in this document) that look forward in time or that express beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed merger, the timing of consummation of the proposed merger, and the ability of the parties to secure stockholder and regulatory approvals in a timely manner or on the terms desired or anticipated. For a discussion of additional factors impacting Sysco’s business, see Sysco’s Annual Report on Form 10-K for the year ended June 29, 2013, as filed with the Securities and Exchange Commission and the Company’s subsequent filings with the SEC. For a discussion of additional factors impacting US Foods’ business, see US Foods’ filings with the SEC. Neither Sysco nor US Foods undertakes to update or revise any forward-looking statements, based on new information or otherwise.